Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

ELDERWATCH, INC.

March 26, 2006

A telephone meeting of the Board of Directors of Elderwatch Inc. (the “Corporation”), was held on March 26, 2006 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were:

Allan Weiss

President, CEO and Director

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the corporation’s issued and outstanding common stock on  a three to two (3 – 2) basis.

RESOLVED:

That Brant E. Hodyno, Esq., JD, L.L.M of New York City be appointed to the Board of Directors to serve until the next annual meeting and is herby elected Secretary/Treasurer of the corporation and its Chief Accounting Officer.

There being no further business, the meeting was adjourned.

/s/ Brant E. Hodyno

/s/ Allan Weiss

     Brant E. Hodyno, Secretary

     Allan Weiss, Chairman of the Board